Exhibit B

Schedule of Transactions in Shares

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share
August 22, 2025	Class A common stock, par value $0.0001 per share		500,000	$120.9039